Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated March 30, 2026, except for note 16, which is dated May 28, 2026, included in the Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Tel-Aviv, Israel June 18, 2026	/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm